UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

Mitek Systems, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35231	87-0418827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100 San Diego, California		92101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 269-6800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2018, Mitek Systems, Inc. (the “Company”) announced that Scipio “Max” Carnecchia, age 55, was appointed as the Company’s Chief Executive Officer, effective immediately. Mr. Carnecchia was also appointed to serve as a member of the Company’s Board of Directors.
Mr. Carnecchia brings decades of success in the enterprise software industry, and he has deep experience driving consistent profitability, margin expansion and revenue growth, resulting in significant shareholder value creation. Most recently, Mr. Carnecchia was Chief Executive Officer of Illuminate Education, Inc., the leading cloud-based student assessment and reporting platform, where he led an overhaul in operations that drove significant EBITDA growth. From 2009 to 2014, he was Chief Executive Officer of Accelrys, Inc. (“Accelrys”), a publicly-traded global leader in scientific innovation management software, where he drove significant strategic and operational changes. Following the sale of Accelrys in 2014, he continued as Chief Executive Officer of that business, which was renamed BIOVIA. During the past five (5) years, Mr. Carnecchia has served as a member of the boards of directors of the following companies: Guidance Software, Inc.; Agilysys, Inc.; and Accelrys. Mr. Carnecchia holds a Bachelor of Engineering in Electrical Engineering and Computer Science from The Stevens Institute of Technology.
In connection with his appointment as the Company’s Chief Executive Officer, Mr. Carnecchia entered into an Executive Employment Agreement with the Company, dated November 6, 2018 (the “Executive Employment Agreement”). Under the Executive Employment Agreement, he will be paid a cash salary of $450,000 per year. Mr. Carnecchia will be eligible to receive an annual bonus not to exceed 160% of his then-current base salary, with a target bonus amount equal to 80% of his then-current base salary, subject to the Company’s achievement of certain business and/or financial goals and Mr. Carnecchia’s achievement of individual performance goals to be established by the Board of Directors of the Company in the ordinary course. Mr. Carnecchia will be entitled to receive a guaranteed bonus for the Company’s fiscal year 2019 of not less than $190,000. Mr. Carnecchia will be eligible to participate in certain Company-sponsored benefits, such as health insurance plans, provided he meets the respective plan eligibility requirements. Under the Company’s reimbursement policies, he will be entitled to reimbursement of his reasonable out of pocket costs and expenses incurred on Company business.
Pursuant to Nasdaq Listing Rule 5635(c)(4), Mr. Carnecchia was granted (i) options (the “Options”) to purchase up to 172,179 shares of the Company’s common stock at an exercise price of $9.50 per share, the closing market price for a share of the Company’s common stock on the date of the grant and (ii) 94,738 shares of restricted common stock units (the “RSUs”), each as a material inducement to accept employment with the Company. As long as Mr. Carnecchia remains employed by the Company, 90,939 of the Options will vest over a four-year period from the date of grant, with twenty-five percent (25%) vesting on November 6, 2019 and the remaining vesting ratably monthly thereafter, and 81,240 of the Options will vest over a five-year period from the date of grant, with twenty-five percent (25%) vesting on November 6, 2020 and the remaining vesting ratably monthly thereafter. As long as Mr. Carnecchia remains employed by the Company, half of the RSUs will vest in four equal annual installments, with the first installment vesting on November 6, 2019, and the other half of the RSUs will vest in four equal annual installments, with the first installment vesting on November 6, 2020. In the event of a Change of Control (as defined in the Executive Employment Agreement), all of the unvested Options and RSUs will vest and become exercisable, subject to certain terms and conditions contained in the Executive Employment Agreement, provided that if the Change of Control occurs prior to the six month anniversary of Mr. Carnecchia’s start of employment with the Company, all Options and RSUs subject to conditional equity award agreements will not vest and will not become exercisable.
Also as an inducement grant pursuant to Nasdaq Listing Rule 5635(c)(4), Mr. Carnecchia was granted performance options (the “Performance Options”) to purchase up to 800,000 shares of the Company’s common stock at an exercise price of $9.50 per share, the closing market price for a share of the Company’s common stock on the date of the grant. As long as Mr. Carnecchia remains employed by the Company, such Performance Options shall vest upon the closing market price of the Company’s common stock achieving certain predetermined levels and Mr. Carnecchia’s serving as the Chief Executive Officer of the Company for at least three (3) years. In the event of a Change of Control, all of the unvested Performance Options will vest if the per share price payable to the stockholders of the Company in connection with the Change of Control is an amount reaching those certain predetermined levels required for the Performance Options to otherwise vest.
Pursuant to Mr. Carnecchia’s Executive Employment Agreement, if Mr. Carnecchia’s employment with the Company is terminated by the Company without “cause” or by Mr. Carnecchia for “good reason” (each as defined in the Executive Employment Agreement), in each case, other than in connection with a Change of Control, then as long as Mr. Carnecchia signs a release of any claims against the Company, he will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to 100% of his base salary as of his termination date; (iii) a lump-sum cash amount equal to the value of twelve (12) months of COBRA continuation coverage; (iv) all equity awards granted to him will be treated as set forth in the applicable award agreements and plan documents to which such equity awards are subject; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.
Pursuant to Mr. Carnecchia’s Executive Employment Agreement, if Mr. Carnecchia’s employment with the Company is terminated without “cause” or for “good reason” at any time two months prior to or within 24 months after a Change of Control, then as long as Mr. Carnecchia signs a release of any claims against the Company, he will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to his earned but unpaid salary as of his termination date; (ii) a lump-sum cash amount equal to 200% of his base salary as of his termination date; (iii) a lump-sum cash amount equal to the value of twelve (12) months of COBRA continuation coverage; (iv) (A) all non-performance equity awards granted to him will vest and become immediately exercisable, (B) (1) any time vesting requirement of any Performance Options shall be satisfied and (2) the share price for determining whether the performance vesting requirement of any Performance Options is satisfied shall be the per share price payable to the stockholders of the Company in connection with the Change of Control, and (C) any restrictions of any kind imposed by the Company or any Company equity award plan or equity award agreement that relate to any equity securities or equity awards held by Mr. Carnecchia will lapse; and (v) a lump-sum pro-rated amount of his target bonus as of his termination date.
Mr. Carnecchia is considered an employee director and he will not receive any separate compensation for his service on the Board of Directors of the Company. Mr. Carnecchia has entered into the Company’s standard form of indemnification agreement for directors and officers providing for the indemnification by the Company in certain circumstances for actions taken in connection with his service to or for the Company.
There are no arrangements or understandings between Mr. Carnecchia and any other persons pursuant to which he was selected as the Company’s Chief Executive Officer and pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Carnecchia and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Copies of Mr. Carnecchia’s Executive Employment Agreement and Indemnification Agreement are attached as exhibits to this Current Report on Form 8-K and are hereby incorporated by reference.
Item 8.01. Other Events.
On November 6, 2018, the Company issued a press release, announcing the changes described above. A copy of such press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Executive Employment Agreement, dated November 6, 2018, between Mitek Systems, Inc. and Scipio “Max” Carnecchia.
10.2	Indemnification Agreement, dated November 6, 2018, between Mitek Systems, Inc. and Scipio “Max” Carnecchia.
10.3	Stock Option Agreement, dated as of November 6, 2018, between Scipio “Max” Carnecchia and Mitek Systems, Inc.
10.4	Conditional Stock Option Agreement, dated as of November 6, 2018, between Scipio “Max” Carnecchia and Mitek Systems, Inc.
10.5	Performance Stock Option Agreement, dated as of November 6, 2018, between Scipio “Max” Carnecchia and Mitek Systems, Inc.
10.6	Restricted Stock Unit Award Agreement, dated as of November 6, 2018, between Scipio “Max” Carnecchia and Mitek Systems, Inc.
10.7	Conditional Restricted Stock Unit Award Agreement, dated as of November 6, 2018, between Scipio “Max” Carnecchia and Mitek Systems, Inc.
99.1	Press Release issued on November 6, 2018.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

November 6, 2018	By:	/s/ Jason Gray
Jason Gray
General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Executive Employment Agreement, dated November 6, 2018, between Mitek Systems, Inc. and Scipio “Max” Carnecchia.
10.2	Indemnification Agreement, dated November 6, 2018, between Mitek Systems, Inc. and Scipio “Max” Carnecchia.
10.3	Stock Option Agreement, dated as of November 6, 2018, between Scipio “Max” Carnecchia and Mitek Systems, Inc.
10.4	Conditional Stock Option Agreement, dated as of November 6, 2018, between Scipio “Max” Carnecchia and Mitek Systems, Inc.
10.5	Performance Stock Option Agreement, dated as of November 6, 2018, between Scipio “Max” Carnecchia and Mitek Systems, Inc.
10.6	Restricted Stock Unit Award Agreement, dated as of November 6, 2018, between Scipio “Max” Carnecchia and Mitek Systems, Inc.
10.7	Conditional Restricted Stock Unit Award Agreement, dated as of November 6, 2018, between Scipio “Max” Carnecchia and Mitek Systems, Inc.
99.1	Press Release issued on November 6, 2018.